ITEM 23

OTHER EXHIBITS (A)(1)

POWER OF ATTORNEY

The undersigned hereby constitute and appoint Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto) of each Fund enumerated on Exhibit A hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document.

/s/ Joseph S. DiMartino Joseph S. DiMartino	November 3, 2009
/s/ Clifford L. Alexander, Jr. Clifford L. Alexander, Jr.	November 3, 2009
/s/ David W. Burke David W. Burke	November 3, 2009
/s/ Peggy C. Davis Peggy C. Davis	November 3, 2009
/s/ Diane Dunst Diane Dunst	November 3, 2009
/s/ Ernest Kafka Ernest Kafka	November 3, 2009
/s/ Nathan Leventhal Nathan Leventhal	November 3, 2009
/s/ Warren B. Rudman Warren B. Rudman	November 3, 2009

EXHIBIT A

Dreyfus Appreciation Fund, Inc.

Dreyfus BASIC Money Market Fund, Inc.

Dreyfus BASIC U.S. Government Money Market Fund

Dreyfus Municipal Bond Opportunity Fund

Dreyfus New York AMT-Free Municipal Bond Fund

Dreyfus Premier Worldwide Growth Fund, Inc.

Dreyfus State Municipal Bond Funds

General California Municipal Money Market Fund

General Government Securities Money Market Funds, Inc.

General Money Market Fund, Inc.

General Municipal Money Market Funds, Inc.

General New York Municipal Money Market Fund